EXHIBIT 10.2


                            ASSET PURCHASE AGREEMENT
                                       DTS


               ASSET PURCHASE AGREEMENT, dated effective as of the 13th day of May 1996, by and among CTS ACQUISITION CO. I (hereinafter referred to as the "Purchaser"), a Delaware corporation, with its principal office at 2001 Marcus Avenue, Lake Success, NY 11042; COMFORCE CORPORATION ("Parent"), a Delaware corporation, with its principal office at 2001 Marcus Avenue, Lake Success, NY 10042; DATATECH TECHNICAL SERVICES, INC., an Arizona corporation ("Datatech" or "Seller"), with its principal offices located at 1858 E. Southern Avenue, Suite 102, Tempe, Arizona 85282; RAPHAEL RASHKIN, an individual residing at 117 Harbor Lane, West Bayshore, NY 11706 ("R. Rashkin") and STANLEY RASHKIN ("S. Rashkin" or "Stockholder"), residing at 2079 East LaVieve, Tempe, AZ 85284.
               WHEREAS, the Seller desires to sell and the Purchaser desires to acquire certain of the assets of Seller for the purchase price hereinafter described and upon the terms and conditions hereinafter set forth;
               NOW, THEREFORE, in consideration of such sale and of the foregoing and of the mutual agreements hereinafter set forth, the parties hereto do hereby agree as follows:
                                                     ARTICLE 1
                                                    DEFINITIONS

                   1.1 Certain Definitions. In addition to the terms defined throughout this Agreement (as defined), the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                   "Affiliate" means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes (i) any Person which beneficially owns or holds 25% or more of any class of voting securities of such Person or 25% or more of the equity interest in such Person,
(ii) any Person of which such Person beneficially owns or holds 25% or more of any class of voting securities or in which such Person beneficially owns or holds 25% or more of the equity interest in such Person and (iii) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                   "Agreement" means this Agreement together with all exhibits, schedules, supplements and documents as may be attached hereto or incorporated herein by reference and the letter agreement dated April 19, 1996 between Purchaser, Seller, Comforce Technical Services, Inc., RRA and PSST (the "Letter Agreement").

                   "Assets" means all of the following assets other than the Excluded Assets of the Seller to the extent the same are utilized by the Seller in connection with the operation of the Business as of the date hereof and/or at any time prior to Closing: (a)"General Intangibles" - (i) all Seller's right, title and interest in the names "Datatech Technical Services, Inc.", "RRA, Inc.", "Project Staffing Support Team, Inc.", "PSST", any similar names, and, all Seller's right, title and interest in and to utilize any and all of the following associated with, arising out of, relating to or utilized, as of the date hereof, in connection with the Business: any and all trade names, trademarks, copyrights, service marks, logos and slogans (including, without limitation, all registrations, filings and certificates and the sole and exclusive rights to file and/or prosecute any such registrations, filings and certificates), and (ii) all Seller's right, title and interest in computer software, programs, know-how, trade secrets and data bases used in the Business.
(b)"Customer Materials" - any and all agreements, orders, requirements and inquiries from or with past, current or prospective customers arising out of or relating to the operation of the Business, including without limitation, the contracts listed on Exhibit "C" "Contracts") and all work orders issued pursuant thereto, and all rights of Seller thereunder. (c)"Employee Materials" - all information, in whatever medium that it be manifested, depicted, stored or presented including, but not limited to, paper, hardcopy, computer disks, tapes and databases, with respect to Company Employees whose services are now provided or have been provided or are to be provided to Customers, and all rights of Seller in such information and all rights and remedies of Seller with respect to providing to current and future customers the future services of Company Employees. (d)"Real Property" - those leasehold interests described on Exhibit "A" annexed hereto and made a part hereof. (e)"Records" - the originals or certified copies of those Business or financial records of the Seller, evidencing the Customer Materials, Employee Materials, General Intangibles, Equipment and/or Company Employees, including without limitation: (i) all files and records pertinent, relevant or in any way connected with the performance of services under the Contracts; (ii) all sales records and Customer listings dealing with or pertaining to former or prospective Customers, including but not necessarily limited to records of sales calls and follow-ups previously made in connection with the solicitation of Business; (iii) all personnel files relating to Company Employees wherever located, in whatever form in which they exist and whatever medium maintained or stored, including but not necessarily limited to all payroll records, resume files maintained by Seller including those with respect to Company Employees currently assigned to Customers and those being maintained for possible future use by Seller in the performance and conduct of its Business, all payroll records, and year-to-date earning statements and reports; and the originals of all permits, licenses, consents, authorizations and/or permissions for or with respect to the Business; (f)"Equipment" - all of the tangible personal property utilized by the Company, including without limitation, the office furniture, fixtures, supplies, brochures, sales material, computer equipment, and any other equipment owned by the Seller wherever located, as set forth on Exhibit "B" annexed hereto and made a part hereof.
(g)"Vendor Contracts" - all contracts (other than the Contracts) pursuant to which Seller is furnished goods or services.

                   "Billable Employees" means Company Employees who are as of the Closing Date on assignment to Seller's Customers for whom a direct charge to the Customer is made.

                   "Business" means providing one or more of a wide range of technical and consulting services to customers through the use of personnel, including without limitation qualified designers, drafters, engineers, computer programmers, systems analysts, technicians, which personnel are generally utilized by the customers on a temporary, project or peak period basis. Primary lines of Business activity include information technology, design, drafting, engineering, and technical staff augmentation services. The Business also includes the assumption of staffing of an entire department, service center or discipline and providing human resource and other administrative services to a Customer for a fee.

                   "Closing" means the consummation of the within transactions including the execution and delivery of all Assets, funds, documents, certificates, resolutions, assignments and opinions contemplated in this Agreement.

                   "Closing Date" means the established date for the Closing, which date shall be May 10, 1996, effective 12:00 a.m. on May 13, 1996 or such other date as shall be agreed upon by the parties in accordance with the Letter Agreement.

                   "Combined Business" means the Business of DTS, the Business of PSST and the Business of RRA. "Company Employees" means those persons whose services have been provided to Customers by the Seller at any time during the last 12 months preceding the Closing Date and for whom a direct charge has been made to the Customer. This definition shall not constitute an admission that such persons are employees of Seller under any legal theory ascribing or allocating to Seller responsibility or liability for the acts or omissions of such persons.

                   "Contingency Escrow Agreement" means the Contingency Escrow Agreement attached as Exhibit "BB".

                   "Customers" means those Persons to which Seller has made sales or rendered services during any time 12 months prior to the Closing Date.

                   "Employee Benefit Plans" means the employee benefit plans maintained by Seller listed on Exhibit "W".

                   "Excluded Assets" means (i) the accounts receivable of Seller at Closing ; (ii) cash in banks; (iii) deposits and prepaid expenses as set forth in the Seller's financial statements; and (iv) the McDonnell Douglas Contract described in Section 3.6.

                   "GAAP" means generally accepted accounting principles in the United States of America.

                   "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement attached as Exhibit "X".

                   "Medical Plan" means the plan providing medical benefits for Seller's employees.

                   "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   "Profit" means the revenues of the Business less all costs directly associated with the Business including but not limited to the cost of collections, direct labor charges, fringes, payroll deductions, workers compensation insurance, benefits, staff salaries, bonuses and costs, rent, telephone, insurance, sales, marketing, and recruiting costs, other operating expenses, legal, accounting and other professional fees, charges for reserves and accruals and interest charges for financing the billable employee payroll and on-going business operations, but excluding (i) any interest or finance charges or other costs of any kind directly related to the transactions contemplated by this Agreement, (ii) charges by a direct or indirect parent company of the Purchaser whereby the parent allocates its corporate overhead to the Business (excluding costs directly related to or incurred on behalf of the Business), and (iii) any costs and revenues related to such costs over which S. Rashkin as employee of Parent or an affiliate of Parent has no control (for example, without limitation, the costs of and the revenues from a contract required by Parent to be entered into or an employee required by Parent to be hired), unless S. Rashkin has been terminated for cause pursuant to the employment agreement attached as Exhibit "G" or has voluntarily resigned without Purchaser, Parent or Parent's affiliate having breached its employment agreement with S. Rashkin. Profit shall be calculated on a pre- income tax basis and before deduction for depreciation, amortization and interest charges other than interest and other charges associated with the financing of the Billable Employee payroll and on-going operations. (a)If workers compensation premium expense or any other cost directly associated with the Business, as a percentage of total labor billings, exceeds the cost that would have been attainable by the Rashkin Companies if this transaction had never occurred after accounting for injuries or other circumstances relating to the conduct of the Business before or after the Closing Date that affect such cost (the "Seller's Historic Cost"), such excess shall be excluded for purposes of calculating Profit. For purposes of this section, Seller's Historic Cost shall exclude any excess workers' compensation premium expense resulting because the current or future experience modification factor of any business of the Purchaser Companies other than the Combined Business is less favorable than that of the Rashkin Companies. (b)If any cost directly associated with the Business represents a change in the Business itself as a profit center, including without limitation the acquisition of a new business from another business entity and associated expenses of the acquired business or the addition of personnel not associated with additional revenues such as a central processing center for all Purchaser Company operations, the Rashkin Companies shall have the option to elect either to include in the determination of Profit both the revenues and expenses (other than expenses allocated to the Business on a "head-count" basis) arising from or in connection with the change in the Business or to exclude both the revenues and expenses arising from or in connection with the change in the Business.
Notwithstanding the foregoing, if Purchaser shall give the Rashkin Companies written notice of any such changes, the Rashkin Companies shall have 30 days from the receipt of such notice to elect in a written election delivered to Purchaser whether or not to include the revenues and expenses in its profit center for purposes of calculating Profit. Such election shall be binding for all future calculations of Profit. If the Rashkin Companies fail to make such election within said time period, the Rashkin Companies shall be deemed to have elected to include the revenues and expenses in their profit center under this Agreement, and the Asset Purchase Agreement between RRA and Comforce Technical Services, Inc. and the Stock Purchase Agreement between PSST and Comforce Technical Services, Inc. . (c)In determining Profit, accrued liabilities (for example but without limitation, vacation and sickpay) shall be determined, insofar as GAAP does not specifically prescribe a methodology, using (i) the same methodologies currently used by the Rashkin Companies or (ii) the methodology actually used by Purchaser in its audited financial statements, whichever produces the lesser expense. (d)The calculation of Profit under this definition is subject to the dispute resolution mechanism described in Section 2.2.
                   "Purchase Price" has the meaning ascribed in Article 2 of this Agreement.
                   "Purchaser" has the meaning ascribed thereto in the Preamble.

                   "Purchaser Company" means Parent, Purchaser, and Comforce Technical Services, Inc .

                   "Rashkin Company" shall mean collectively RRA, Inc.

("RRA"),  DTS, and Project Staffing Support Team, Inc.  ("PSST").

                   "Receivables" shall have the meaning ascribed in Section 4.1. "Section 401(k) Plan" means the DTS, Inc. 401(k) Plan.

                   "U.S. $ or $" means the currency of the United States of America

            1.2   Certain  Terms.    All  references  t o Articles and Sections
herein are to the Articles and Sections of this Agreement unless otherwise specified.

                                    ARTICLE 2

                                ACQUISITION PRICE

                   2.1 Upon the terms and subject to the conditions and the performance of Seller's obligations and duties set forth in this Agreement, and in consideration for the conveyance, transfer and assignment of the Assets of Seller to Purchaser, Seller shall receive the following (the "Acquisition Price"): (a) An initial payment ("Initial Payment") on the date of Closing of $475,000 in cash, wire or certified funds (collectively, "Cash") payable to Seller. (b) In addition to the Initial Payment, the Seller shall receive from Purchaser or Parent a portion of the earnings of the Combined Business (including earnings on any contracts entered into by the Combined Business after Closing) in each annual period described below, equal to $33,333 per year as a contingent payout ("Contingent Payout"), provided that the Combined Business earns minimum (pretax) Profits of $750,000 from the Closing Date until December 31, 1996 (reduced by $93,750.00 for each month after April 28, 1996 or pro rata portion of such month after April 28 that the Closing Date occurs) (first annual period) and $850,000 in calendar year 1997 (the second annual period) and in calendar year 1997 (the third annual period) ("Minimum Profit"). The Contingent Payout for each period shall be deposited by Purchaser or Parent with the escrow agent under the Contingency Escrow Agreement, within thirty (30) days after the Minimum Profit for such period has been achieved, based on the internally prepared year-to-date income statement of the Combined Business. Under the Contingency Escrow Agreement, funds deposited with the escrow agent for each of the three annual periods for which Minimum Profit is calculated hereunder shall be disbursed to Seller upon confirmation within sixty (60) days after the end of each relevant annual period that the Minimum Profit for the full annual period has been achieved as of the end of each such annual period. It is acknowledged and agreed that ten percent (10%) of the Advance Payments as defined in the Letter Agreement shall be allocated to Seller (the "Allocated Amount") and the Contingent Payout for each period shall be reduced by one third of the Allocated Amount. All other terms of the Letter Agreement remain the same and are incorporated herein (c) The calculation of Profit for each annual period of the Contingent Payout shall stand alone and the Profits and associated revenues, costs, expenses, losses, allocations and reserves shall not be attributed to past or future periods nor carried forward or back to another period. Any annual contingent payment not earned hereunder shall be retained by Purchaser. It is acknowledged and agreed that one half of the Advance Payments as defined in the Letter Agreement shall be allocated to RRA (the "Allocated Amount") and the Contingent Payout for each period shall be reduced by one third of the Allocated Amount. All other terms of the Letter Agreement remain the same and are incorporated herein. (d) If, for any annual period, there is any material change in annualized interest expense attributable to debt-financed accounts receivable because of a change in the percentage of accounts receivable of the Business which are debt financed (when compared with the daily average percentage of debt-financed accounts receivable for the one year period immediately before Closing), then the dollar increase or decrease in the annualized interest expense resulting therefrom (as calculated under the following sentence) will either: (A) be subtracted from the Minimum Profit in the event of an increase; or (B) added to the Minimum Profit, in the event of a decrease. (e) The dollar increase or decrease in annualized interest expense resulting from a change in the percentage of accounts receivable that are debt-financed will be determined by multiplying the increase or decrease in the percentage of accounts receivable that are debt-financed by the average daily borrowing base for the one year period prior to the Closing. Exhibit D annexed hereto sets forth for example purposes only the manner in which said calculation would be made assuming Seller's percentage of accounts receivable that are debt financed over the one year period immediately before Closing is thirty percent (30%). (f) Subject to the terms of this Agreement, and Section 6(j) of S. Rashkin's Employment Agreement with Purchaser, the Contingent Payments will be payable without regard to S. Rashkin's continued employment with or R. Rashkin's continued service as a consultant to the Purchaser or any Purchaser Company at the time the Contingent Payment would otherwise be due and payable. (g) Parent and Purchaser shall be jointly and severally obligated to pay the Contingent Payout including the deposit of the Contingent Payout with the Escrow Agent under the Contingency Escrow Agreement as provided in Section 2.1(b) above.

                   2.2 Purchaser shall provide the Seller with accounting statements, in reasonable detail, which will indicate the information necessary to make the calculations referenced in Section 2.1 above within 45 days after the end of the respective annual period, provided that such information as may be necessary or appropriate to make the calculations is provided to Parent by S. Rashkin in his capacity as President of the Purchaser in accordance with the Employment Agreement between himself and the Purchaser. The determination of
Profit and calculation of any pay-out will be made in accordance with GAAP applied on a consistent basis for all periods before and after the Closing Date. The statements will be deemed final and correct unless the Seller, by written notice within 30 days from the date of delivery of the accounting statements, contests the determination. If the Seller does not contest the accounting statements within the 30 day period, the statements will be deemed correct and Seller shall waive all right to contest the statements. Any notice hereunder must specify the reasons for disagreement in reasonable detail. Upon receipt of any such notice, if the parties cannot settle any disputes or grievances relating to the calculations referred to in Section 2.1, within thirty (30) days of the date of receipt by Purchaser of Seller's written notice of dispute, Purchaser and Seller shall submit any such unresolved dispute to an independent accounting firm of national reputation appointed jointly by Purchaser and Seller (neither of which may unreasonably withhold or delay such appointment) (the "Independent Accounting Firm"). The Independent Accounting Firm, within 20 business days after appointment, shall determine whether Profits for the annual period with respect to which the dispute has arisen are less than, equal to or greater than the Minimum Profit for that period. If the Independent Accounting Firm determines that Profits are equal to or greater than Minimum Profit, the Purchaser shall pay the Contingent Payout for the disputed period to Seller within three (3) business days thereafter and shall pay the fees and disbursements of the Independent Accounting Firm. If the Independent Accounting Firm determines that Profits are less than Minimum Profits for the disputed period, the Seller shall pay the fees and disbursements of the Independent Accounting Firm.

               2.3 Notwithstanding any contrary provision in this Agreement, except as set forth in Exhibit "E", Purchaser shall not assume any liabilities of Seller, whether disclosed, undisclosed, liquidated, contingent or otherwise, except (i) liabilities under the Contracts, Vendor Contracts and leases which are assigned to Purchaser under this Agreement, (ii) liabilities pursuant to employment of Company Employees and other employees for which Purchaser is obligated pursuant to Section 3.5; and (iii) liabilities in connection with the Employee Benefit Plans as provided in Section 4.7.

                                    ARTICLE 3
                                     CLOSING

               3.1 The Closing for the transactions contemplated by this Agreement (the "Closing") shall take place on or before the Closing Date at the Arizona offices of the Seller's counsel or such other time and place as may be mutually approved by the parties. The parties shall adjust all expenses on a pro rata basis as of the Closing Date.

         3.2 Commencing with the execution of this Agreement, Seller agrees to commence the preparation of and make diligent application for, to follow up on, and to actively and diligently pursue all approvals and consents reasonably requested by Purchaser including but not limited to the consents for approval of assignment of the Contracts in a form reasonably acceptable to Purchaser. Purchaser acknowledges that in numerous cases such consent will require
Purchaser to execute confidentiality and nondisclosure agreements for the benefit of third parties to the Contracts and will require Purchaser to qualify for security clearances acceptable to such third parties. Seller agrees to direct and coordinate Purchaser's preparation of and application for, such security clearances and Purchaser agrees to use its diligent best efforts including without limitation, taking such actions as are within its ability and control, as Seller instructs it to take to obtain the necessary security clearances (collectively, "Purchaser Clearance Requirements").

         3.3 At the Closing, the Seller shall deliver the Assets to the Purchaser. Specifically, Seller shall deliver the following:

                   (a) All Contracts, Records and physical embodiments of the Assets;

                   (b) Assignments of the Contracts executed and approved by an authorized representative of Seller's Customer, in a form satisfactory to Purchaser;

                   (c) All documents necessary to convey to Purchaser the General Intangibles;

                   (d) All keys, combinations, security devices and codes for or with respect to all offices, storage units, vaults, safety deposit boxes of the Seller; (e) All computer software and programs, licenses, data bases utilized in connection with the operation of the Business;

                   (f) An assignment of Seller's interest in the Real Property, in the form of Exhibit F-1;

                   (g) Executed counterparts, and/or copies, as the case may be, of the instruments and documents required to be delivered to the Purchaser at the Closing as herein provided;

                   (h) A Bill of Sale conveying title to the Equipment listed in Exhibit "B", in the form annexed hereto as Exhibit "F";

                   (i) A certified copy of resolutions adopted unanimously by the Seller's Boards of Directors authorizing the execution, delivery and performance by the Seller of this Agreement and the consummation of the sale contemplated hereby, or, at Purchaser's option, a written consent executed by all of the stockholders of the Seller authorizing and consenting to the sale herein;

                   (j) A tax compliance certificate from all states in which the Seller conducts or, within the one year preceding Closing, conducted business; and

                   (k) Employment agreements between S. Rashkin and Evan Burks and Purchaser executed by them in substantially the same form as annexed hereto as Exhibit "G" and "H". The Seller will from time to time at the Purchaser's request, whether prior to, at, or after the Closing, and without further consideration, execute and deliver such further instruments and conveyances and transfers, and take such other action as the Purchaser may reasonably require to more effectively convey and transfer to the Purchaser any of the assets being sold hereunder.

               3.4 Immediately upon the Closing Date, Seller and its Stockholder will cease and refrain from using the name "Datatech Technical Services, Inc.", "RRA, Inc.", "Project Staffing Support Team, Inc.", "PSST", or any similar name or derivation thereof except as provided in Section 3.6.
               3.5 Purchaser will upon Closing offer employment to all employees of Seller except those employees Purchaser discloses to Seller upon completion of its due diligence under Section 13.1(o). Purchaser does not guarantee that any such employment will continue for a specified period and may in its discretion make any or all such employees at will employees, except as otherwise provided in their written employment agreements. Nothing herein express or implied shall confer upon any such employee or any other person any rights or remedies including without limitation, any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. Such employees who become employees of Purchaser on the Closing Date shall be called "Transferred Employees."
               3.6 (a) Purchaser and Seller acknowledge that the contract between Seller and McDonnell Douglas Systems, Inc. formerly known as McDonnell Douglas Helicopter Company ("McDonnell Douglas") referenced by letter dated March 1, 1994 and purchase order issued February 8, 1994 under P.O. Number 543749 (the "McDonnell Douglas Contract") is excluded from the assets purchased by Purchaser under this Agreement, that Seller shall retain the right to provide to McDonnell Douglas all Company Employees necessary in order to perform under the McDonnell Douglas Contract, and that Purchaser will provide services to Seller in order to enable it to continue to perform under the McDonnell Douglas Contract until its expiration, all as further provided in this section and notwithstanding any other provision to the contrary contained in this Agreement. In return for providing services to Seller under this section, Seller shall pay to Purchaser an amount equal to its Net Margin (as defined in this section) from the McDonnell Douglas Contract. In addition, Seller shall assist Purchaser in submitting a bid for any contract from McDonnell Douglas to be let at or prior to the expiration of the McDonnell Douglas Contract.
               (b) Net Margin from the McDonnell Douglas Contract shall mean net revenues from such contract less all direct payroll and payroll-related expenses, including without limitation taxes, workers' compensation, employee benefits, per diem, travel, interest and other costs of financing applied to payroll financed by Seller based on Purchaser's borrowing rate and calculated in the same manner as required under Purchaser's financing agreement with its bank, and directly related benefits administration costs (for costs of 401(k) and medical and liability insurance, among others with respect to the performance under the McDonnell Douglas Contract).
               (c) In order to permit Seller to perform under the McDonnell Douglas Contract, Purchaser shall provide to Seller payroll services typically provided by payroll service firms, including without limitation tax administration, calculation of pay and providing management reports. In addition, the employees performing services under the McDonnell Douglas Contract shall be permitted to continue as participants under the RRA, Inc. 401(k) Plan.
               (d) In order to permit Seller to perform under the McDonnell Douglas Contract, Purchaser hereby grants, effective as of the Closing Date, a license to use the names "DTS" and "Datatech Technical Services, Inc." solely in connection with Seller's performance under the McDonnell Douglas Contract, and Purchaser agrees that Seller's activities under this section shall be exempt from the prohibitions of Article 16 for such time as the McDonnell Douglas Contract is in effect.
               (e) This Section 3.6 shall apply to the McDonnell Douglas Contract only. It shall not apply to any extension, renewals or replacement thereof. Seller shall not amend, modify, supplement or extend the terms of the McDonnell Douglas Contract. Seller shall use its reasonable best efforts to assist Purchaser in bidding for and/or retaining the business subject to the McDonnell Douglas Contract after the McDonnell Douglas Contract expires or is otherwise terminated.
               (f) Seller shall maintain in effect throughout the term of the McDonnell Douglas Contract all of the liability and workers compensation insurance coverages it has in effect on the date hereof.
               (g) Notwithstanding anything herein to the contrary, in lieu of the arrangement described in 3.6(a) and (b), to the extent possible, Seller shall pay Purchaser the gross revenues under the McDonnell Douglas Contract and Purchaser shall pay to Seller the gross revenues minus the Net Margin.
               3.7 On the Closing Date, Seller shall deliver to Purchaser a statement of all prepaid expenses and deposits that relate to Contracts and Vendor Contracts and leases which are assigned to Purchaser under this Agreement and of other prepaid items (collectively, the "Prepaid Items"), together with a certificate of Seller certifying that all of the Prepaid Items have been booked as a refundable deposit or accrued as prepaid expenses on the books and records of Seller maintained in accordance with GAAP and that, to the extent any such item has been billed to or is chargeable to a customer, that the charge or billing is not a receivable of Seller and has not been paid to Seller as of the Closing. Purchaser shall at the Closing pay to Seller the amount of the Prepaid Items accrued as of the Closing.
                                    ARTICLE 4

                       COLLECTION OF ACCOUNTS RECEIVABLE,
                   PAYMENT OF ACCOUNTS PAYABLE, ASSUMPTION OF
            EMPLOYEE BENEFIT PLANS AND OTHER POST-CLOSING OBLIGATIONS

               4.1 Purchaser agrees to invoice Seller's Customers for all outstanding sums legally due and owing Seller in connection with the Business prior to the Closing Date ("Receivables"). Seller agrees to cooperate in this effort and shall provide notice to such Customers to remit directly to Purchaser and to provide Purchaser with complete and accurate information and documentation of the Receivables. Purchaser shall pay to Seller all Receivables collected, less any documented actual and reasonable expenses of collection, including the hourly rate of labor associated with such collection, within three days of receipt. Purchaser shall use all reasonable efforts to collect the Receivables and shall provide Seller with monthly reports indicating the amounts billed, amounts received, date of payment, amounts outstanding, expenses of collection in reasonable detail and any notice of any counterclaim, denial, set-off or refusal to pay. Seller shall have the right to take reasonable actions to collect any Receivable; provided, however that such actions do not materially interfere with or adversely impact Purchaser's relationship with the Customer having the Receivable.
               4.2 Seller shall promptly pay all employee wages and payroll charges, trade and other accounts payable upon which it is obligated as of the Closing Date. If Seller does not pay such non-assumed liability accounts payable on the later of the due date thereof or the tenth day following notice from Purchaser to pay such accounts or give Purchaser notice that it has a dispute as to the amount due Purchaser may pay or assume such accounts payable, and thereafter, such amounts shall be reimbursed by Seller to Purchaser, or, at the Purchaser's option, may be applied by Purchaser against any monies due Seller.
               4.3 As of the Closing Date, Purchaser shall be substituted for the Seller as the employer and plan sponsor under the Employee Benefit Plans, and Seller shall take all corporate action and shall execute all agreements and instruments necessary to accomplish such substitution. From and after the Closing Date, Purchaser shall have full responsibility and liability for the maintenance and operation of the Employee Benefit Plans and shall make all contributions and pay all claims and benefits under such Employee Benefit Plans that arise on account of service of employees covered under such plan and after the Closing Date.
               4.4 Seller shall be relieved from furnishing Forms W-2 to any Transferred Employee and Purchaser shall issue such Forms W-2 to the Transferred Employees at the end of the 1996 calendar year. Such forms shall be issued as required by law, and shall reflect the wages paid and taxes withheld by Seller and by Purchaser for such calendar year. Seller, in accordance with Revenue Procedure 84-77, shall attach a statement to its Forms 941 explaining any discrepancy reflected in the Seller's reports on Form W-3 and on Form 941. Such statement shall include the name, address and employer identification number of Purchaser, as the successor employer, and a reference to Revenue Procedure 84-77. Purchaser shall implement the same procedures and provide the same information to explain the corresponding differences on its Form 941. In accordance with Rev. Proc. 84-77, all Forms W-4 that were provided to Seller by the Transferred Employees shall be transferred to Purchaser. Purchaser shall retain all such transferred Forms W-4 on file and shall deduct and withhold from the wages it pays to the Transferred Employees in accordance with the information provided in those forms, unless a Transferred Employee submits a changed Form W-4. Purchaser shall submit to the Internal Revenue Service, in accordance with Treasury Regulation ss. 31.3402(f)(2)-l(g), copies of all Forms W-4 received by Seller during the current and preceding calendar quarters. All Form W-4's provided to Seller by any of the Transferred Employees for the current calendar year will be transferred to Purchaser, and Purchaser will accept and retain such reports. Seller shall provide Purchaser with all information necessary to implement this provision and fulfill the requirements of Revenue Procedure 84-77, including, without limitation, information relating to the wages paid and taxes withheld for each Transferred Employee. Seller shall not destroy any payroll or employment records it maintains for any of the Transferred Employees without Purchaser's prior written consent. Seller shall transfer to Purchaser all Form I-9s and related materials it has for Transferred Employees.
               4.5 Purchaser shall also take all steps necessary to be considered a successor employer to the Seller for FICA, FUTA and SUTA tax purposes, as described in Treasury Regulations ss. 31.3121(a)(1)-1(b) and ss. 31.3302(e)-1 and applicable state laws and regulations.
               4.6 As of the Closing Date, S. Rashkin shall resign as Trustee of the Retirement Plans and Purchaser shall provide evidence satisfactory to Seller that a designee of Purchaser has become Trustee of the Plans.
               4.7      INTENTIONALLY OMITTED.
               4.8      INTENTIONALLY OMITTED.
               4.9      INTENTIONALLY OMITTED.
               4.10 Seller shall (i) cure any breaches or defaults that may exist on the Closing Date, with respect to any of the contracts or agreements assumed by Purchaser hereunder, and (ii) make all payments due or to become due thereunder attributable to periods ending on or before the Closing Date. In the event Seller fails to cure any such breach or default or make any such payment when requested to do so by Purchaser, Purchaser will have the right to cure any such breach or default or make any such payment on or after the tenth day following Purchaser's request that Seller do so. Any amounts so paid by Purchaser to cure any such breach or default shall be reimbursed by Seller to Purchaser, or at Purchaser's option, may be applied against any moneys due Seller under the right of offset granted in Section 8.3.
               4.11     INTENTIONALLY OMITTED.
        ARTICLE 5
                                      SELLER'S REPRESENTATIONS AND WARRANTIES
               In order to induce Purchaser to execute and perform this Agreement, the Seller hereby represents, warrants, covenants and agrees (which representations, survival warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution and delivery of this Agreement and the Closing Date) as follows:
               5.1 Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with the full power and authority, corporate and otherwise, and with all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to own or lease and operate its properties and to conduct its Business as presently being conducted. Seller is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary in order to avoid a material adverse effect upon its Business.
               5.2 Seller owns and has good and marketable title in and to the Property and assets to be sold or transferred hereunder free and clear of all liens, claims and encumbrances and rights and option of others except as herein expressly provided to the contrary and except for the liens set forth on Exhibit "L" ("Permitted Liens").
                5.3 The Stockholder owns all of the issued and outstanding shares of stock of Seller as listed on Exhibit "I" and at the Closing there shall not be authorized and issued and outstanding any shares of capital stock of Seller and/or rights to purchase shares of capital stock of Seller except indicated on Exhibit "I". The issued and outstanding shares of Seller have been duly authorized and validly issued, and all such outstanding shares are fully paid and non assessable. At the Closing there will be no outstanding trust agreements, options, warrants and similar rights to purchase shares of capital stock. There are no preemptive rights. During the period from the date hereof through the Closing, there will be no shares of the capital stock of Seller issued. Except for cash dividends, as to which there shall be no restriction, and except as herein provided, no dividends or other distributions of the assets of

Seller have or will be declared and/or paid prior to the Closing on or with respect to the capital stock of any Seller.
               5.4 (i) The Seller has the full power and  authority  to execute,
deliver  and  perform  this  Agreement  and  to  consummate   the   transactions
contemplated hereby; (ii) the execution, delivery and performance of this Agreement, the consummation by Seller of the transactions herein contemplated and the compliance by Seller with the terms of this Agreement have been duly authorized, and this Agreement has been duly and properly authorized, executed and delivered by Seller; (iii) this Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies; (iv) the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions herein contemplated does not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of the articles of incorporation or bylaws of Seller, (B) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of Seller and/or pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Seller is a party or by which it or any of its properties or assets are or may be bound or affected (assuming for purposes of this provision that all consents referred to in Exhibit "J" are obtained); (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over Seller any of its properties or businesses that would have a material adverse effect on the Seller, or (D) have any effect on any agreement, permit, certification, registration, approval, consent, license or franchise necessary for Seller to own or lease and operate any of its properties and to conduct its businesses or the ability of Seller to make use thereof (assuming for purposes of this provision that all consents referred to in Exhibit "J" are obtained). No consent, approval, authorization or order of any court, Customer, governmental agency, authority or body and/or any party to an agreement to which Seller is a party and/or by which it is bound, is required in connection with the execution, delivery and performance of this Agreement, and/or the consummation by Seller of the transactions contemplated by this Agreement except as noted on Exhibit "J".
               5.5 Seller is not in violation of, or in default  under,  (i) any term or provision of its articles of incorporation or bylaws; (ii) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Seller owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of Seller's knowledge, threatened, or any basis therefore existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.
               5.6 Prior to the date hereof  Seller has  delivered  to Purchaser the audited consolidated financial statements of Seller described on Exhibit "K" annexed hereto and made a part hereof ("Financial Statements"). The Financial Statements fairly present the financial position of Seller as of the respective dates thereof and the results of operations, and changes in financial position of the Seller, for each of the periods covered thereby and are true and accurate. The Financial Statements have been prepared in conformity with
generally  accepted  accounting  principles,   applied  on  a  consistent  basis
throughout the entire periods involved. As of the date of any balance sheet forming a part of the Financial Statements, and except as and to the extent reflected or reserved against therein, Seller did not have any material liabilities, debts, obligations or claims (absolute or contingent) asserted against it and/or which should have been reflected in a balance sheet or the notes thereto, and all assets reflected thereon are properly reported and present fairly the value of the assets therein stated in accordance with generally accepted accounting principles.
               5.7  The   financial  and  other  books  and  records  of  Seller
(including those forming a part of the Assets) (i) are in all material respects true, complete and correct and have, at all times, been maintained in accordance with good business and accounting practices; (ii) contain a complete and accurate description, and specify the location, of all trucks, machinery, equipment, furniture, supplies, tools, drawings and all other tangible personal property (collectively the "Personal Property") owned by, in the possession of, or used by Seller in connection with the operation of its Business in the normal course of business; (iii) except as set forth on Exhibit "L" annexed hereto and made a part hereof, none of such Personal Property is leased or subject to a security agreement, conditional sales contract or other title retention or security agreement or is other than in the possession of and under the control of Seller, (iv) the Personal Property reflected in such books and records constitutes all of the tangible personal property necessary for the conduct by Seller of its Business as now conducted; and all of the same is in normal operating condition and the use thereof as presently employed conforms to all applicable laws and regulations.
               5.8 Annexed hereto and labeled Exhibit "A" is a schedule  setting forth a description of each parcel of improved or unimproved real property owned by or leased to Seller. Exhibit "A" is true correct and complete in all respect; each of such leases are in full force and effect with no event of default in existence or event or occurrence which, with the passage of time and/or giving of notice would or could mature into an event of default thereunder.
               5.9 Seller  owns all rights to utilize  its  General  Intangibles free and clear of all liens, claims and encumbrances and rights and options of third parties (including without limitation former or present officers, directors, stockholders, employees and agent, but excluding the rights of licensors) other than Permitted Liens; Seller has not licensed or leased any of the General Intangibles and/or any interest therein to any person and/or entity; to the best of Seller's knowledge Seller has not infringed, nor is infringing, upon the rights of others with respect to the General Intangibles; and Seller has not received any notice of conflict with the asserted rights of others with respect to the General Intangibles and Seller knows of no basis therefor; and to the best of Seller's knowledge no others have infringed upon the General Intangibles.
               5.10 The  Customer  Materials,  Employee  Materials  and  Records
represent all of such materials at any time utilized in connection with, arising out of or relating to the Business; and neither Seller nor, to the best of Seller's knowledge, any employee, officer, director or stockholder of Seller have or shall retain copies thereof and have not prior to the date hereof, and shall not prior to the Closing, provide to any person or entity or authorize or permit another to utilize any of such Customer Materials, Employee Materials or Records and/or the information therein or thereon reflected.
               5.11  Seller  did  not  have  any  material  liabilities,  debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of due and unpaid taxes, other governmental charges or lawsuits except as reflected in the Financial Statements or as listed on Exhibit "M".
               5.12 Since the date of the most recent  balance sheet included in the Financial Statements, there has been no material adverse change to the business of Seller and Seller has not, except as set forth on Exhibit "N" annexed hereto and made a part hereof, (i) incurred any obligation or liability (absolute or contingent, secured or unsecured) except obligations and liabilities incurred in the ordinary course of the operation or business of its Business as carried on at and prior to such date; (ii) canceled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien (other than Permitted Liens) any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary prices; (iv) increased compensation payable to any of its officers, directors or other employees including in the term "compensation", salaries, fringe benefits, pensions, profit participation and payment of benefits of any kind whatsoever; (v) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (vi) conducted any line of business in any manner except by transactions customary in the operation of its business as conducted on such date;

(vii) declared, made or paid, or set aside for payment, any non-cash dividends or other non-cash distribution on any shares of its capital stock; (viii) changed or modified any accounting practice; (ix) waived any rights under any Contracts that may have a material adverse effect upon Seller; (x) made any capital expenditure except as set forth on Exhibit "M" or as permitted by
Section 3.2; (xi) paid any amounts to shareholders except the usual salary and benefits (provided that bonuses have been paid to S. Rashkin pursuant to his employment agreement with Seller); or (xii) entered into any agreement to take any of the actions above referenced.
               5.13 Seller has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated except as set forth herein.
               5.14 Except as set forth on Exhibit "O" annexed hereto and made a part hereof, the Seller is not in default under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of Seller; and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.
               5.15 Except as set forth on Exhibit "P" annexed hereto and made a part hereof, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries against Seller before any court or governmental agency, court or tribunal, domestic, or foreign, or before any private arbitration tribunal, pending, or, to the best of the knowledge of Seller, threatened against Seller or involving its properties or businesses; nor, to the best of the knowledge of Seller, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity, including without limitation any Customer, supplier, lender, stockholder, former or current employee, agent or landlord. There are no outstanding orders, judgments or decrees or any court, governmental agency or other tribunal specifically naming Seller and/or enjoining Seller from taking, or requiring Seller to take, any action, and/or by which Seller, and/or its properties or businesses are bound or subject.
               5.16 Seller has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) required to be filed under the laws of the United States and all applicable states, and has been paid in full all taxes which are due  pursuant  to such  returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are or will become due with respect to the late filing of any such return. To the best of the knowledge of Seller, after due investigation, each such tax return heretofore filed by Seller correctly and accurately reflects the amount of its tax liability thereunder. Seller has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.
               5.17 Since the date of the most recent balance sheet included in the Financial Statements, Seller has not sustained any material loss or interference with its business of any kind nature or description including without limitation, from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; nor have there been, and prior to the Closing, there will not be, any material adverse change in or affecting the general affairs, management, financial condition, stockholders' equity, results of operations or properties of Seller.
               5.18 Except as set forth in Exhibit "Q", Seller has not experienced any actual or to the best of Seller's knowledge been threatened with any employee strikes, work stoppages, slow-downs, or lock-outs, or had any material change in the terms of its agreements with the employees of Seller which would adversely affect Seller, and none are imminent.
               5.19 Neither Seller nor its present or former officers, directors, employees or agents (including any third party acting on behalf of Seller) have: (i) directly or indirectly, made or authorized to be made, any bribes, kickbacks or other payments of a similar nature, whether lawful or not, to any person or entity, public or private, regardless of the form thereof, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions or to pay for favorable treatment for business secured or for special concessions already obtained; (ii) paid funds or property of any kind was donated, loaned or made available, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign except by natural persons in their individual capacities; (iii) made any loans, donations, or other disbursements, directly or indirectly, to officers or employees of the Seller for contributions made, or to be made, directly or indirectly, for the benefit of, or for the purpose of opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign; or
(iv) maintained a bank account or other account of any kind, whether domestic or foreign, which account was not reflected in the corporate books and records or which account was not listed, titled or identified in the name of Seller.
               5.20 The corporate record books of Seller have been duly and properly maintained, are in good order, complete, accurate, up to date and have all necessary signatures, and set forth all meetings and actions heretofore held and/or taken by the stockholders and/or directors of Seller, as the case may be, and/or as set forth in all certificates of votes of stockholders or directors heretofore furnished to anyone at any time. Seller has utilized its best efforts to maintain the files and inventory of resumes in a current and usable condition.
                5.21  The  copies  of the  articles  of  incorporation  (and all amendments thereto) and the bylaws of Seller heretofore delivered by the Seller, are true, correct and complete in all respects; are, and shall remain, in full force and effect; and shall not be altered, amended, modified, terminated or rescinded prior to the Closing without the prior written consent of the Purchaser in each instance.
                5.22 The  Stockholders,  officers  and  members of the Boards of
Directors of Seller are as set forth on Exhibit "R" annexed hereto and made a part hereof; and during the period from the date hereof until the Closing, there shall be no change in such officerships and/or memberships without the prior written consent of the Purchaser in each instance.
                5.23 No  officer or  director  of Seller  (and/or  any member of their respective immediate families) has a financial interest (direct or indirect) in any competitor, supplier or customer of Seller, RRA or PSST, other than ownership of less than 1% of the outstanding voting stock of any publicly traded company.
                5.24 Each of the  Contracts  on Exhibit "C"  annexed  hereto and made a part hereof are in full force and effect, have not been altered, amended, modified, terminated or rescinded, are fully enforceable in accordance with their respective terms.
                5.25 Other than as set forth on Exhibit "S"  annexed  hereto and made a part hereof, Seller is not a party (i) to any contract or agreement calling for the payment of more than $10,000 per annum or $25,000 in the aggregate and/or which cannot be terminated on no more than 90 days prior written notice from Seller to the other party thereto; (ii) to any profit sharing, bonus, deferred compensation, pension or retirement plan, severance policy or other similar agreement or arrangement;
(iii) to any collective bargaining agreement; or (iv) to any agreement not entered into in the ordinary course of business.
                5.26 The  Contracts  are  effective and there exists no material breach or default with respect to same. The copies of those Contracts delivered to Purchaser as a condition to Closing shall be accurate and complete and there exist no amendments with respect to same which shall not be disclosed. Except as noted as Exhibit "C", Seller knows no present condition or set of facts with respect to either amendment of terms or performance pursuant to which the requirements for personnel in such contracts shall materially be reduced or changed adversely. Seller is not presently aware of any past deficiencies in its performance of services under such contracts that might materially adversely affect the continuation of supplying services under such contracts.
                5.27 Except as set forth on Exhibit "T", there have been no past proceedings nor are there any proceedings now pending nor, to Seller's knowledge or belief, threatened against Seller before the National Labor Relations Board, State Department of Labor, State Commission on Human Rights and Opportunities, State Department of Labor, Equal Employment Opportunity Commission or any other local, state or Federal agencies having jurisdiction over employee rights with respect to hiring, tenure, conditions of employment within the three year period prior to the execution of this Agreement.
                5.28 Seller, to the best of its knowledge and belief, represents that it has properly made, reported and remitted all appropriate federal, state and local payroll related deductions and taxes including: FICA, FUTA, SUI and income tax withholdings presently due and owing; all applicable Sales and Use Taxes; and further warrants that it will report and remit all withholdings and taxes due for activities prior to the Closing Date.
                5.29 None of the  contracts  referenced  or listed on Exhibit"C"
were obtained or executed based in whole or in part on the fact or representation that Seller is a minority or woman owned or operated business or a small business enterprise as those or similar terms are deemed by Federal or state statutes or regulations.

                5.30 Seller has not been the subject of any union organizing activity and there have been no attempts to unionize the employees of Seller.
                5.31 Seller has paid all employees in accordance with applicable local, state and federal law. All employees have been paid appropriate and correct premium wages where applicable.
                5.32 Seller has not retained the services of any independent contractor or consultant for assignment to Customers except as listed on Exhibit "U," annexed hereto and made a part hereof.
                5.33 There are no contracts, agreements, or arrangements, written or oral, relating to the conduct of the business of Seller to be sold hereunder to which Seller is a party or is bound, except as may be referred to in this Agreement, or any schedule or exhibit annexed hereto.
                5.34 Exhibit "V" contains complete, correct and current copies of all insurance policies in effect as of the time of this agreement. The policies in place are in full force and effect and insure against risks and liabilities, and in amounts and under terms and conditions customary for the business in which Seller is engaged. Seller shall keep such coverage in effect through the date of Closing.
               5.35 Each of Seller's Employee Benefit Plans is listed on Exhibit "W".
               5.36 Seller does not (and has not in the past) maintained a defined benefit pension plan, or made any contributions to a multiemployer pension plan, as thatterm is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.
               5.37 With respect to the Employee Benefit Plans, to the knowledge of Seller, each such Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Internal Revenue Code of 1986 (the "Code").
               5.38 All contributions and insurance premiums that are due to the Plans on or before the Closing Date have been paid in full.
               5.39     INTENTIONALLY OMITTED.
               5.40 Seller has provided to Buyer complete and correct copies of the Employee Benefit Plans, including each plan document and any amendments, trust agreements, insurance contracts, summary plan descriptions, and administrative service agreements and IRS determination letters.
                5.41 The representations, warranties, covenants and agreement of the Seller contained in this Agreement are true, complete, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects as of the Closing; and will not contain any untrue statement of any material fact, or omit to state a material fact in order to make any or all of such representations and warranties not materially misleading as of this date and as of the Closing Date; and at the Closing the Seller shall deliver to the Purchaser a certificate, executed by Seller remaking each of the Seller's representations, warranties, covenants and agreement set forth in this Agreement, including without limitation, those set forth in this Section 5.41.
               5.42 The Assets and the Excluded Assets constitute all of the assets owned by Seller which are used in the Business.

                                    ARTICLE 6
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

                 The Purchaser  represents  and warrants to Seller as follows:
                6.1 The Purchaser is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware, and the execution and delivery of this Agreement and the purchase contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.
               6.2 The Purchaser has corporate power to execute and perform this Agreement, and to consummate the transactions contemplated hereby.
               6.3 The execution and performance of this Agreement by Purchaser will not conflict with, or result in a breach of, any of the terms, conditions, or provisions of any law or any regulations, order, writ, injunction, or decree of any court or governmental instrumentality, or of the corporate charter or by-laws of the Purchaser or of any agreement, whether written or oral, or other instrument to which it is a party or by which it is bound, or constitute (with the giving of notice or the passage of time, or both) a default thereunder.

                                    ARTICLE 7
                             ACCESS AND INFORMATION

               7.1 From and after the Closing Date, and for a period of six years thereafter, Seller shall give to the Purchaser, and the Purchaser shall maintain the same intact and shall not remove or destroy the same without the written consent of the Seller for its records, operating books and financial records (other than corporate records) relating to the Business (including paid supplier invoices, customers' billings and payroll records and returns). From and after the Closing Date, the Purchaser shall give to the Seller and its representatives from time to time upon request of the Seller full access during normal working hours to any and all books, contracts and other records (including credit files) of Seller left in the possession of the Purchaser, including the right to make copies thereof.
                7.2 From and after the Closing Date, the Seller shall give to the Purchaser and its representatives from time to time upon request of the Purchaser full access during normal working hours to all books, contracts and other records, including credit files, which are not to be conveyed to the Purchaser hereunder and which are relevant to the present Business which have been retained in the Seller's possession, including the right to make copies of relevant portions thereof. The Seller shall be obligated to give reasonable notice of not less than thirty (30) days in writing to the Purchaser of the Seller's intention to dispose of or destroy any such books, contracts or other records related to the Business and shall, at the Purchaser's request, turn over to the Purchaser any of the books contracts, or other records set forth in any such notice to the extent that they relate to the Business.
                                                     ARTICLE 8

                                            INDEMNIFICATION AND OFF SET

               8.1 In addition to the indemnifications set forth in other sections hereof and subject to the limitations provided in Section 8.2, Seller, Stockholder and R. Rashkin, jointly and severally agree to indemnify, exonerate, defend and save the Purchaser, its Affiliates, officers, directors, employees and representatives (collectively the "Purchaser" for the purposes of this
Article 8) harmless from, against, for and in respect of the full amounts of any and all damages, losses, demands, obligations, tax, interest, penalty, suit, judgment, order, lien, liabilities, debts, claims, actions, causes of action, encumbrances, costs and expenses, whether administrative, judicial or otherwise, of every kind and nature, including, without limitation, reasonable attorneys', consultants', accountants' and expert witness fees, suffered, sustained, incurred or required to be paid at any time after the Closing by the Purchaser based upon, arising out of, resulting from or because of the following (collectively, "Loss"):
                        (a) any obligations of the Seller, the other Rashkin Companies, Stockholder or R. Rashkin incurred in connection with the making and performance of this Agreement or the RRA Agreement or the PSST Agreement ;
                        (b) all obligations and liabilities of Seller or any other Rashkin Company whatsoever, whether disclosed or undisclosed, absolute or contingent, direct or indirect due or to become due, now existing or arising hereafter, not assumed by Purchaser pursuant to this Agreement or the RRA Agreement or the PSST Agreement;
                        (c) the untruth, inaccuracy, incompleteness, violation or breach of any representation, warranty, agreement, undertaking or covenant of Seller, Stockholder, the other Rashkin Companies or R. Rashkin;

                   (d) any claims made against or expense incurred by Purchaser including, but not limited to, those with respect to the conditions or operations of Seller or the other Rashkin Companies made by regulatory or administrative agencies having jurisdiction over Seller or the other Rashkin Companies resulting from violations of local, state or federal laws or regulations by Seller or the other Rashkin Companies or any of their respective agents, servants or employees, or resulting from a failure to collect or remit state or local taxes, arising prior to the Closing;

                   (e) any claims, actions, proceeding, suit, demand, assessment, settlement or judgment incident to, arising out of, or related to
(i) that certain accident in Mesa, Arizona on September 27, 1994 between two helicopters, one of which was piloted by James Hilligardt (the "Incident") or
(ii) the McDonnell Douglas Contract including but not limited to, the following claims or potential claims: (i) Sylvia Hilligardt's workers' compensation claim for widow's benefits; (ii) McDonnell Douglas' potential indemnity claim for any workers' compensation benefits it may be obligated to pay; (iii) Sylvia Hilligardt's wrongful death claim; (iv) McDonnell Douglas' potential indemnity claim for any wrongful death damages it may be obligated to pay; (v) Phil Smith's personal injury lawsuit; (vi) McDonnell Douglas' and/or the United States Army's potential claim for property damage to the Apache helicopter involved in the accident; (vii) McDonnell Douglas' potential claim for property damage to its NOTAR helicopter involved in the accident; and (viii) McDonnell Douglas' potential claim for incidental and miscellaneous expenses related to the helicopter accident.

                   (f) Any loss to PSST in connection with the wage and hour audit by the Department of Labor related to involvement with Cable Systems International, Inc. regarding exempt vs. non-exempt classification issues.

                   (g) All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, interest, and penalties) incurred by the Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against.

                   (h)  Notwithstanding  anything  in  this  Section  8  to  the contrary, R. Rashkin shall have no liability or indemnification obligation relating to or arising from the McDonnell Douglas Contract or the Incident. 8.2 The indemnification obligations under Section 8.1 shall be subject to a limit calculated with reference to all of the indemnification obligations of Seller, PSST, RRA, S. Rashkin, and R. Rashkin under this Agreement, under the Purchase Agreement (the "RRA Agreement") between RRA and Comforce Technical Services, Inc., and under the Purchase Agreement (the "PSST Agreement") between PSST and Comforce Technical Services, Inc. as follows: the maximum aggregate personal liability of Seller, PSST, RRA, S. Rashkin, and R. Rashkin under all such agreements shall be the aggregate purchase price for the Assets of PSST, RRA and DTS under such agreements. The personal liability of Stockholder and R.
Rashkin under Section 8.1 shall not be effective until Purchaser has first unsuccessfully sought recourse against the Seller, unless Purchaser reasonably believes that judgement against the Seller cannot be satisfied in full or that its ability to make collection in full from Stockholder or R. Rashkin may be impaired. Nothing in the preceding sentence shall affect or impair Purchaser's right under Section 8.3 or under the Escrow Agreement, which shall not be subject to said sentence.
               8.3 Seller hereby grants to Purchaser the right of full offset against any monies due Seller, either under this Agreement or any other agreement the Seller may have with Purchaser, or Purchaser's Affiliates, other than employment agreements, for the purpose of applying same to any sums that might become due to Purchaser as a result of the indemnities herein made or as a result of a breach of any of the covenants, representations or warranties herein contained. Said right of offset shall in no way limit Purchaser's ability to collect any funds due and owing to it from the Seller.
               8.4 In order to establish security and a ready source of cash in the event of any breach of any covenant, agreement, representation or warranty contained in this Agreement or the Datatech Agreement, Stockholder agrees to deposit at the Closing the sum of Six Hundred Twenty-Five Thousand Dollars ($625,000) into an Escrow Fund to be maintained in accordance with the terms the Indemnity Escrow Agreement. The amount deposited in escrow shall not constitute a limitation of liability of any Rashkin Company, Stockholder or R. Rashkin.
               8.5 The obligations of Seller, Stockholder and R. Rashkin to indemnify pursuant to Section 8.1 (and the representations and warranties set forth herein) shall be for a period of five years following the Closing Date provided; however that the indemnification under 8.1(e) shall extend until the expiration of the applicable statute of limitations or to the extent any claims are pending of such time, the date that there is a final settlement agreement or a final nonappealable order of a court with respect to such claims.
               8.6 Purchaser indemnifies Seller and Shareholder from all Loss incurred as a result of any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement stated in this Agreement by Purchaser and any liabilities and claims of the Business incurred in connection with the making and performance of this Agreement after the Closing Date.
               8.7 Promptly after any person entitled to indemnification (an "Indemnitee") receives notice of any potential Loss, Indemnitee must give notice in writing to the indemnifying party; provided, however, that failure to give such notice shall not relieve the indemnifying party of its obligation hereunder except to the extent the indemnifying party is prejudiced thereby. The indemnifying party must assume the defense of the Loss and Indemnitee must cooperate in connection with such defense. If Indemnitee reasonably determines that separate counsel is necessary (whether due to the existence of different defenses, potential conflicts of interest or otherwise), or if the indemnifying party does not assume the defense, then Indemnitee may employ separate counsel, and the indemnifying party will pay such counsel's reasonable fees and disbursements as incurred.
               8.8 If indemnity under this Agreement is unavailable for any reason, then Purchaser, Seller, Stockholder and R. Rashkin will contribute to the Loss for which such indemnity is unavailable in such proportion as is appropriate to reflect the relative benefits to Purchaser, Seller, Stockholder and R. Rashkin in connection with the transactions contemplated by this Agreement.
                                    ARTICLE 9
                         EFFECTIVE DATES OF TRANSACTIONS

                   9.1 The effective date of the purchase and sale contemplated herein shall be midnight on the Closing Date.

                   9.2 In amplification of the above stated general understanding of the parties, the following provisions will govern specific aspects of the change in ownership: (a) In accordance with Section 4.1 and 4.2 the Seller will retain all of Seller's accounts receivable (including unbilled amounts which will only consist of billable days or hours worked prior to the Closing Date) and the proceeds therefrom for all business conducted on or before that date, and Seller will remain liable for all of its accounts payable, for items actually delivered or services actually rendered, all payroll obligations including the deduction and payment to the appropriate Federal state and local authorities for income tax withholdings, FICA, FUTA, SUI and all other payroll deductions, and sales and use taxes accrued or incurred on or before the Closing Date ("Payables"). (b) The Purchaser shall pay for all supplies and equipment actually delivered or services actually rendered after the effective date, provided, however, that such supplies and equipment or such services were purchased or rendered and delivered in the ordinary course of the business and are necessary for the continuation of the business. (c) The Purchaser shall be obligated to perform all Contracts and purchase orders with Customers with respect to items not performed prior to Closing Date, provided that such contracts and purchase orders were entered into by Seller in the ordinary course of business, disclosed to Purchaser prior to Closing, and further provided that such obligations arise from services rendered on or after the date of Closing.
(d) All expenses paid or obligations incurred by Seller, if any, as a result of which Purchaser will receive after Closing Date the benefit of a portion of the consideration for such expenses shall be prorated between the parties in an equitable manner reflecting the relative benefit received by each. All expenses paid or obligations incurred by Purchaser (other than Payables and prepaid expenses and deposits under Section 3.7) as a result of which Seller has received on or before Closing Date the benefit of a portion of the consideration for such expenses shall be prorated between the parties in an equitable manner reflecting the relative benefit received by each. All of such prorations shall be made in accordance with normal business practice. (e) All obligations of Seller for commissions payable to commission sales agents which relate to sales made on or before effective date shall remain the obligation of the Seller. (f) All inquiries and communications received by the Seller after the effective date will be forthwith mailed to the Purchaser to the extent the same relate to the Business sold by the Seller hereunder.

                                   ARTICLE 10
                       COVENANTS AND AGREEMENTS BY SELLER

                   10.1 Conduct of Business. From the date hereof until the Closing Date, Seller covenants and agrees that: (a) Seller shall operate the Business in the usual and ordinary course; (b) Seller shall not remove or transfer any assets for less than full and fair consideration, provided there shall be no restrictions on the payment of cash dividends; (c) Subject to the requirement of satisfying all Purchaser Clearance Requirements, Seller shall permit the officers and other authorized representatives of Purchaser (i) full and unrestricted access, from time to time and at one or more times, to the plants, properties, offices and books and records of Seller, during normal business hours, and in connection with such books and records, such inspection shall be at the offices where such records are normally maintained, and such parties shall be entitled to make copies of and abstracts from any of such books and records; (ii) the opportunity to meet, correspond and communicate with the officers, directors, employees, counsel and accountants to Seller, and to secure from each such information as such parties shall deem necessary or appropriate; and (iii) to review and copy such other, further and additional financial and operating data, materials and information as to the business and operations of Seller as may be requested by such parties; provided however that all such information and material secured by such parties in the course of such investigation shall be and be deemed to be confidential and shall be used solely in connection with the transactions herein described, and all written memoranda and documents and/or other tangible evidence of such information shall either be returned to the Seller and/or destroyed in the event the subject acquisition is not consummated. (d) Seller shall maintain all insurance coverages in full force and effect. (e) Seller shall use best efforts to retain the Business' current employees so that they will remain employable after Closing. (f) Seller shall take and perform any and all actions necessary to render accurate and/or maintain the accuracy of, all of the representations and warranties of the Seller and Stockholder herein contained and/or satisfy each covenant or condition required to be performed or satisfied by the Seller and Stockholder at or prior to the Closing and/or to cause or permit the implementation of the within acquisition. (g) Seller shall not take or perform any action which would or might cause any representation or warranty made by the Seller and Stockholder herein to be rendered inaccurate, in whole or in part and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part of any covenant required to be performed or satisfied by the Seller and Stockholder at or prior to the Closing and/or the implementation of the within acquisition. (h) Seller shall perform, in all material respects all of its obligations under all material agreements, leases and documents relating to or affecting the Assets and the Business; and use its best efforts to preserve, intact, the relationships with Seller's suppliers, customers, employees and other having business relations with Seller so that the Business will be intact at Closing.
(i) Seller shall immediately advise Purchaser of any event, condition or occurrence which constitutes or may, with the passage of time and/or giving of notice constitute, a breach of any representation or warranty of any Seller or Stockholder herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit Seller or Stockholder from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement. (j) Subject to the requirement of satisfying all Purchaser Clearance Requirements, Seller will permit access to Customer representatives and will accompany and introduce Purchaser representatives to the Customers as may be requested to make inquiries regarding, among other things, Seller's performance, the existence of any defaults, prices and prospects for further work. This access will not obviate or release Seller or Stockholder from liability for any representation or warranty made with respect to the Customers or Contracts. Other than obligations to preserve confidential information as contained in this Agreement, the Purchaser shall have no liability with respect to or arising out of meeting with the Customers, except as set forth in Section 14.1(b). (k) Neither Seller nor Stockholder will solicit or entertain any offers through principals, agents or brokers to purchase, sell, encumber or otherwise transfer any or all of the stock or assets of Seller, with the exception of the sale of goods or services in the ordinary course of business, unless and until this agreement has been terminated in accordance with its terms. Seller and Stockholder agree to promptly notify Purchaser in the event either of them receive any such inquiry or offer. (l) Not take any action in the singular or aggregate which results, or with the passage of time is likely to result in a material adverse change to the business or the prospects of the business of Seller.


           ARTICLE 11 COVENANTS AND AGREEMENTS BY PURCHASER AND PARENT

                   11.1 S. Rashkin and Purchaser shall enter into the employment agreement in accordance with the terms contained in Exhibit "G" hereto and Purchaser shall enter into a consulting agreement in accordance with the terms contained in Exhibit "G-1" hereto.

                   11.2 Parent shall comply with the obligations with respect to the issuance of options and the registration of the options and/or of shares purchased pursuant to the exercise of the options set forth in S. Rashkin's Employment Agreement.

                    ARTICLE 12 SELLER'S CONDITIONS TO CLOSING

                   12.1 Seller shall have the absolute right in its sole discretion to waive any Closing requirement at or before Closing. If Seller does not waive its rights in whole or in part and Purchaser is not ready, willing and able to perform as of Closing, Seller shall have the right to terminate this Agreement upon written notice to Purchaser. In the event of such termination, all of Seller's obligations shall terminate without further loss, damage, cost, claim, right or remedy in favor of Purchaser. The obligation of Seller to consummate the transactions contemplated by this Agreement is, unless waived by Seller, subject to the fulfillment, on or before the Closing, of each of the following conditions: (a) No third party injunction or restraining order shall be in effect which prohibits, restricts or enjoins, and no suit, action or proceeding shall be pending which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect the consummation of the transactions contemplated hereby; (b) All covenants of Purchaser under this Agreement to be performed prior to the Closing shall have been performed in all material respects, except to the extent attributable to actions expressly permitted or consented to by Seller in writing; (c) At the Closing, Seller shall have received a certificate, executed by the President and Secretary of the Purchaser (effective as of the Closing), and in form and content reasonably acceptable to Seller, certifying the truth and accuracy of the representations and warranties of the Purchaser herein contained; (d) Seller shall have received from Purchaser a certificate from the Department of State of the State of Delaware to the effect that Purchaser is in good standing in such state; (e) All material authorizations, approvals or waivers of any federal or state regulatory bodies shall have been obtained; (f) Seller shall have received all certificates, instruments, agreements and other documents to be delivered at or before Closing as provided in this Agreement and a certificate signed by an officer of Purchaser confirming the matters set forth in sections (a), (b), (c) and (e) above; (g) Purchaser shall tender to Seller the Purchase Price required to be paid at Closing in immediately available finds by check or bank wire to an account designated by Seller; (h) Purchaser shall satisfy all Purchaser Clearance Requirements; (i) The lease with R. Rashkin, being assigned to Purchaser, shall provide for a term of two years from the Closing Date; (j) Purchaser shall provide to Seller evidence reasonably acceptable to Seller that Purchaser has or shall have obtained adequate capital resources, including any credit facility or borrowing availability, sufficient to fund payroll and associated payroll taxes for all Billable Employees for six weeks after the Closing Date (which, based on current payroll, is $4,700,000) in addition to the Purchase Price; (k) Purchaser shall have delivered to Seller evidence that it has in place liability and worker's compensation insurance relating to its conduct of business with the Assets after the Closing Date in amounts and under terms and conditions customary for such a business; and (l) All conditions to Seller's performance under the PSST Agreement and the RRA Agreement shall have been satisfied or waived.

                  ARTICLE 13 PURCHASER'S CONDITIONS TO CLOSING

                   13.1 Purchaser shall have the absolute right in its sole discretion to waive any Closing requirement at or before Closing. If Purchaser does not waive its rights in whole or in part and Seller is not ready, willing and able to perform as of Closing, Purchaser shall have the right to terminate this Agreement upon written notice to Seller. In the event of such termination, except as provided in Section 14.1(b), all of Purchaser's obligations shall terminate without further loss, damage, cost, claim, right or remedy in favor of Seller or Stockholder. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is, unless waived by Purchaser, subject to the fulfillment, on or before the Closing, of each of the following conditions: (a) All required consents shall have been received by the Purchaser, including, but not limited to, all consents and approvals required to permit the Purchaser to enjoy after the Closing Date all rights and benefits presenting enjoyed by Seller; provided, however, if Seller is unable to obtain a consent prior to Closing, Purchaser shall receive assurances as it deems reasonable in its discretion that it will receive such consents in a reasonable time after the Closing Date; (b) No injunction or restraining order shall be in effect which prohibits, restricts or enjoins, and no suit, action or proceeding shall be pending which seeks to prohibit, restrict, enjoin, nullify, seek material damages with respect to or otherwise materially adversely affect the consummation of the transactions contemplated hereby; (c) All covenants of Seller under this Agreement to be performed prior to the Closing shall have been performed in all material respects, except to the extent attributable to actions expressly permitted or consented to by Purchaser in writing; (d) At the Closing, Purchaser shall have received a certificate, executed by the President and Secretary of the Seller (effective as of the Closing), and in form and content reasonably acceptable to Purchaser, certifying the truth and accuracy of the representations and warranties of the Seller herein contained; (e) Purchaser shall have received from the Seller a certificate from the Arizona Corporation Commission to the effect that Seller is in good standing in such state; (f) Purchaser has received such documentation as may be necessary to establish that Purchaser is not required to withhold any portion of the Purchase Price pursuant to Section 1445 of the Code (substantially in the form of Exhibit "Y" hereto);
(g) Purchaser shall have received all Assets, certificates, instruments, agreements and other documents to be delivered by Seller at or before Closing as provided in 5.2 and elsewhere in this Agreement, including a certificate signed by an officer of Seller confirming the matters set forth in sections (b), (c),
(e) and (f) above; (h) Prior to the Closing there shall not have occurred any material adverse change-in the Business, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, may cause or create any such adverse material change; (i) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to Purchaser and its counsel, and Purchaser and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request; (j) All statutory requirements for the valid consummation by the Sellers of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by Seller of the transactions herein described, and/or to permit the Business to continue unimpaired in all material respects immediately following the Closing shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened; (k) Purchaser shall have received all the documentation required to be delivered to it pursuant the provisions of the Agreement; (l) Purchaser shall have received an opinion of counsel to Seller with respect to those matters set forth on Exhibit "Z" hereto; (m) The lease with R. Rashkin shall be amended to provide for a term of two years from the Closing Date; (n) Purchaser, its lawyers and accountants shall have conducted a review of the Seller and its contracts, business and operations and the Purchaser shall be satisfied with such review, provided that Purchaser shall have completed its due diligence by April 19, 1996, except to the extent that Purchaser shall have advised Seller by April 19, 1996 of all open matters regarding such due diligence; and (o) All conditions to Purchaser's performance under the PSST Agreement and the RRA Agreement shall have been satisfied or waived.


                                   ARTICLE 14
                                   TERMINATION

                   14.1 Termination. (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement and any agreement ancillary hereto may be terminated and the transactions contemplated hereby abandoned at any time prior to or at the Closing by: (i) mutual consent of Seller and Purchaser; (ii) Seller, if any of the conditions set forth in Article 12 shall not have been met and shall not have been waived by Seller as of the Closing Date, and at such time Seller is not in material breach or default of its obligations contained in this Agreement; or (iii) Purchaser, if any of the conditions set forth in
Article 13 shall not have been met and shall not have been waived by Purchaser as of the Closing Date, and at such time Purchaser is not in material breach or default of any of its obligations contained in this Agreement. (b) In the event the transactions hereunder are not consummated by Purchaser (i) solely because it fails to obtain financing as provided in Section 12.1(j), or (ii) Seller fails to obtain consents to the assignment of Contracts, as provided in Section 13.1(a) solely because the customer is not satisfied with Purchaser's financial condition and has so stated in writing, and Purchaser is not willing to close without such consents, Purchaser shall pay Seller's legal expenses incurred in connection herewith and under the Purchase Agreement with RRA and DTS in an amount not to exceed Forty Thousand Dollars ($40,000). (c) Any party desiring to terminate this Agreement pursuant to this Article 14 shall give notice of such termination to the other party hereto in accordance with Section 19.7.

                   14.2 Effect of Termination. (a) If this Agreement is terminated in accordance with Section 14.1, then all rights and obligations of the parties hereunder shall terminate and be of no further effect; provided, however, that no such termination shall relieve any party of liability for any breach of its obligations under this Agreement prior to such termination.

                         ARTICLE 15 PUBLIC ANNOUNCEMENT

                   Seller and Stockholder recognize and agree that the Purchaser is a public company and that the Seller and the Stockholder will not make any public announcement concerning this Agreement or the negotiations and to keep same confidential unless given written permission from the Purchaser to make any announcement or otherwise disclose the information except as contemplated by
Section 3.2. Purchaser shall have the right to announce the transaction contemplated hereby and/or the negotiations between the parties upon prior notice to the Seller and whether or not the announcement is required by law regulation or the rules of any public stock exchange on which Purchaser's stock is listed. Purchaser will give Seller prior notice of any announcement it believes is necessary or proper.


                          ARTICLE 16 NEGATIVE COVENANTS


                   16.1 It is understood by the parties herein that the negative covenants contained in this Section and the one following are a prime and essential consideration on which Purchaser will rely prior to and after the Closing Date in consummating this Agreement

                   16.2 Seller and Stockholder agree that in consideration of the sale of its business to Purchaser that for a period of five (5) years after the Closing Date, they jointly and individually will not: (a) directly or indirectly, own, manage, operate, control, be employed by, participate in, render service to, solicit customers for, or be connected with any business which competes with Purchaser, or any of its affiliated corporations within the states where Seller does business; (b) either directly or indirectly, either for themselves or for any other person, partnership, firm, company, corporation or other entity, contact, solicit, accept any business from, purchase from, divert, or take away any of the customers or potential customers of Purchaser or customers known from previous employment or association of Seller by or with the Rashkin Companies or any predecessor in interest of the Rashkin Companies or that any employee or former shareholder, director or officer of the Rashkin Companies may have contacted or been assigned at any time during the three (3) year period prior to the date hereof; or (c) approach directly or indirectly any employee (billable or staff) without regard to location for the purpose of attempting to or actually soliciting or hiring that employee from its/his account or the account of another.

                   16.3 It is recognized by Seller and Stockholder that an action for damages may not be an adequate remedy for Purchaser in the event of the breach of any of the negative covenants contained in this Agreement, and therefore, it is agreed that in addition to any other rights Purchaser may have in the event of a breach of this Agreement, Purchaser shall have the right to judicial enforcement of said covenants by way of injunction, restraining order or any other similar equitable relief. If any portion of the foregoing covenants is invalid or unenforceable due to area or time, such fact shall not affect the validity or enforceability of the remaining portions or prevent enforcement of restrictions to the extent a court of competent jurisdiction may consider reasonable. The parties agree that in any event said restrictions shall be enforced to the maximum extent permitted by law. 16.4 The time period of the negative covenant shall be extended for a period of time equal to that time period utilized during the pendency of any action for enforcement 16.5 Seller will deliver negative covenant agreements in the form annexed as Exhibit "AA" for those employees designated by Purchaser at least ten days prior to Closing.

                                   ARTICLE 17
                                   NO BROKERS

                   17.1 Each party represents and warrants to the other that there are no claims for brokerage commissions or finders' fees in connection with the transactions contemplated hereby with the exception of Marc D.
Freedman. Marc D. Freedman will be paid by Purchaser in accordance with a separate agreement by and among Marc D. Freedman, the Rashkin Companies, S. Rashkin, R. Rashkin and the Purchaser. ARTICLE 18

                                FEES AND EXPENSES

                   18.1 Except as herein otherwise provided, each of the parties hereto shall pay its own legal and accounting charges and other expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE 19
                                  MISCELLANEOUS

               19.1 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All covenants and agreements made by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns, unless otherwise specifically set forth herein. The terms and provisions of this Agreement may not be modified or amended, except in writing signed by all parties hereto. No representations, warranties, or covenants, express or implied, have been made by any party to this Agreement in connection with the subject matter hereof, except as expressly set forth in this Agreement and the exhibits hereto. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.
               19.2 No terms and provisions hereof, including, without limitation, the terms and provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional obligations or liability or grant any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or liability or grant any additional right or remedy or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and the extent to which it is, intended to be so effective. No assent, express or implied, by either party, or waiver by either party, to or of any breach of any term or provision of this Agreement or of the exhibits or schedules shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.
               19.3 The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.
               19.4 Seller agrees that it will, at any time before and after the Closing, execute and deliver all additional documents, and do any other acts or things that may be reasonably requested by Purchaser in order to further perfect Purchaser's rights and interests contemplated hereunder and that they will aid in the prosecution, defense or other litigation with third persons of any rights arising from this Agreement, all without further consideration.
               19.5 Jurisdiction. This Agreement shall be governed by laws of the State of New York. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York or the State of Arizona or in the United States District Court for the Eastern District of New York, District of Arizona (or the Bankruptcy Courts), and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself or himself the process in any action or proceeding by the mailing of copies of such process to such party at its or his address as set forth in Section 19.7, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it or her may nor or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York or the State of Arizona for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement. EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING UNDER THIS AGREEMENT.
               19.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
               19.7 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of sending such notice by certified mail, return receipt requested, or (c) the next business day if sent by facsimile transmission or by an over night courier service, and in each case of mailing, postage prepaid and at the respective addresses or numbers set forth below:

               To Seller and
               Stockholder:           Stanley Rashkin
                                      1858 E. Southern Avenue, #102
                                      Tempe, Arizona  85282
                                      Facsimile 602-345-1469

               With a copy to:        David E. Manch, Esq.
                                      Lewis and Roca
                                      40 N. Central Avenue
                                      Phoenix, Arizona  85004
                                      Facsimile 602-262-5747

               To Raphael
               Rashkin:               Raphael Rashkin
                                      117 Harbour Lane
                                      West Bayshore, NY  11706

               To Purchaser:          CTS Acquisition Co, I.
                                      2001 Marcus Avenue
                                      Lake Success, New York 11042
                                      Attn:    President
                                      Facsimile 516/352-3362

               With a copy to:        David J. Hirsch, Esq.
                                      Doepken Keevican & Weiss
                                      37th Floor, USX Tower
                                      600 Grant Street
                                      Pittsburgh, Pennsylvania  15219
                                      Facsimile 412-355-2609

               19.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by either Seller or Purchaser other than by operation of law or with the prior written consent of the other party, and any purported transfer, assignment, pledge or hypothecation in violation of this Section shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective administrators, successors and permitted assigns. Notwithstanding the foregoing the Purchaser may assign its rights and obligations hereunder to one or more affiliate or subsidiary companies whether now or hereinafter formed upon notice to Seller if Seller's rights would not be diminished thereby.
               19.9 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction or arbitration panel, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.
               19.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one instrument.
               19.11 Entire Agreement. This Agreement, including the other documents referred to herein, contains the entire understanding of the parties hereto with respect to the purchase of the assets under this Agreement and supersedes all other prior agreements, correspondence, conversation, negotiations and understandings between the parties with respect to such subject matter except as otherwise incorporated herein.
               19.12 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by all of the parties hereto, and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto seeking to be charged with such waiver or consent.
               19.13 Third Party Beneficiaries. Each party hereto intends that this agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 19.8.
               19.14 Gender. As used in this Agreement, any gender include a reference to all other genders and the singular includes a reference to the plural and vice versa.
                                   ARTICLE 20
                                EFFECT OF CLOSING

               20.1 The terms of this Agreement shall survive the Closing and shall not become merged therein.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ATTEST:                                DATATECH TECHNICAL
                                       SERVICES, INC.


______________________________         By: _____________________________

                                       Title:  President

                                       COMFORCE CORPORATION


                                       By _______________________________

                                       Title _______________________________


ATTEST:                                CTS ACQUISITION CO. I

___________________________            By:_________________________________

                                       Title:_______________________________


                                       ------------------------------------
                                       Stanley Rashkin, individually



                                        -----------------------------
                                       Raphael Rashkin, individually